EXHIBIT 23-4

[letterhead of LEE KEELING AND ASSOCIATES, INC.]

PETROLEUM CONSULTANTS
3500 FIRST PLACE TOWER
15 EAST 5TH STREET
TULSA, OKLAHOMA 74103-4350 USA
(918) 587-5521
FACSIMILE 587-2881

February 29, 1996


MCN Corporation
500 Griswold
Detroit, Michigan 48226

Re: MCN Corporation
1995 Annual Report on Form 10-K

Ladies and Gentlemen:

The firm of Lee Keeling and Associates, Inc., Petroleum Consultants, consents to the use of its name and the information contained in its report dated January 16, 1996, regarding MCN Corporation oil and gas reserve information as of January 1, 1996, in its 1995 Annual Report on Form 10-K.

In addition, Lee Keeling and Associates, Inc. consents to the incorporation by reference of said material in
Registration Statement Nos. 33-43075,   33-52825 and 33-
52827 on Form S-8, 33-55665 and 33-57115 on Form S-3 and
Post Effective Amendment No. 1 to Registration Statement No. 33-21930-99 on Form S-8 of MCN Corporation.

Lee Keeling and Associates, Inc. has no interest in MCN
Corporation or in any affiliated companies or subsidiaries and is not to receive such interest as payment for such reports and has no director, officer, or employee otherwise connected with MCN Corporation. We are not employed by MCN
Corporation on a contingent basis.

Very yours truly,

/s/ Lee Keeling and Associates, Inc.

LEE KEELING AND ASSOCIATES, INC.
PETROLEUM CONSULTANTS